As filed with the Securities and Exchange Commission on February 27, 2004
                                              Registration No. _________________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-3
                             Registration Statement
                        Under the Securities Act of 1933

                              STARCRAFT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                   Indiana                               35-1817634
        (State or other jurisdiction        (I.R.S. Employer Identification No.)
      of incorporation or organization)

                            1123 South Indiana Avenue
                                Goshen, IN 46526
                                 (574) 534-7827
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Joseph E. Katona, III
                            1123 South Indiana Avenue
                                Goshen, IN 46526
                                 (574) 534-7827
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                                   Eric R. Moy
                               Barnes & Thornburg
                            11 South Meridian Street
                           Indianapolis, Indiana 46204
                            Telephone: (317) 231-7298
                            Telecopy: (317) 231-7433

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement is effective.

     If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                           Calculation of Registration Fee

                                                                              Proposed Maximum
    Title of Each Class of        Amount to be        Proposed Maximum       Aggregate Offering        Amount of
 Securities Being Registered       Registered      Offering Price Per Unit          Price           Registration Fee
------------------------------- ------------------ ------------------------ ---------------------- -------------------

Common Stock, without par
value, and associated common
stock purchase rights(1)(3)        840,989 (4)            $14.35(2)         $12,068,192.15(2)(4)      $1,529.04(4)

1) No additional consideration will be paid for the common stock purchase rights.

2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices reported on the NASDAQ SmallCap Market on February 25, 2004.

3) To be offered and sold by selling shareholders, at their discretion, from time to time beginning from the effective date of this Registration Statement.

4) On February 9, 2004, the issuer declared a 5% stock dividend to be issued on March 19, 2004, to shareholders of record as of February 20, 2004. This table reflects the post-dividend numbers.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH ___, 2004

                                 840,989 Shares

                              STARCRAFT CORPORATION

                                  Common Stock

     This prospectus relates to the public offering, which is not being underwritten, of 840,989 shares of our common stock (and the related common share purchase rights pursuant to our Rights Plan) that the selling shareholders named in this prospectus may offer for sale from time to time. We are registering the common shares to provide the selling shareholders with the opportunity to sell their shares publicly, but this registration statement does not necessarily mean that the selling shareholders will offer to sell all or any of the shares. These shares were issued to the selling shareholders pursuant to the merger of Wheel to Wheel, Inc., a Michigan corporation ("Wheel to Wheel"), with and into a wholly owned subsidiary of Starcraft. Prior to the merger, Wheel to Wheel owned 50% of our joint venture subsidiaries Tecstar, LLC and Tecstar Manufacturing Canada Limited.

     All share numbers set forth in this prospectus reflect the 5% stock dividend paid on March 19, 2004 to holders of record on February 20, 2004.

     The selling shareholders may offer for resale through this prospectus the shares of common stock at various times at market prices prevailing at the time of sale or at privately negotiated prices. The selling shareholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not incur or receive any commission or receive any of the proceeds from the resale of the shares offered through this prospectus. We will bear our legal and accounting fees and expenses in connection with the registration of the securities under the Securities Act and in preparing this prospectus, and the selling shareholders will pay, pro rata, any registration or filing fees, underwriting fees, discounts or commissions attributable to the sales of their shares.

     Our common stock is listed for quotation on the NASDAQ SmallCap Market under the symbol "STCR." The closing price of our common stock on February 25, 2004 was $14.45.


These securities involve a high degree of risk as described in this prospectus. See "Risk Factors" beginning on Page 4.


These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

             The date of this prospectus is February 27, 2004.

                                Table of Contents

Section                                                                     Page
SUMMARY  4
OUR COMPANY....................................................................4
RISK FACTORS...................................................................4
USE OF PROCEEDS................................................................6
SELLING SHAREHOLDERS...........................................................6
PLAN OF DISTRIBUTION...........................................................8
DESCRIPTION OF SECURITIES......................................................8
LEGAL MATTERS..................................................................8
AVAILABLE INFORMATION..........................................................9
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..............................9
FORWARD-LOOKING STATEMENTS....................................................10

You should rely only on the information contained in this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with different information. These securities are not being offered in any jurisdiction where the offer or sale is not permitted.

Unless the context indicates otherwise, any of the terms "we," "us," "it," and "our" include and refer to Starcraft Corporation.

This document contains forward-looking statements which involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page 4 of this prospectus, and are summarized in our most recent annual report on Form 10-K.

                                     SUMMARY

     This prospectus relates to 840,989 shares to be offered or sold by the selling shareholders listed in this prospectus. Our principal executive offices are located at 1123 South Indiana Avenue, Goshen, Indiana 46526. Our telephone number is (574) 534-7827.

                                   OUR COMPANY

     An Indiana corporation founded in 1990, we are a second-stage manufacturer of motor vehicles, primarily pick-up trucks and sport utility vehicles engaged in original equipment manufacturer ("OEM") automotive supply. We provide and install upfit appearance items on vehicles provided by and returned to the OEM.

     Our customer operates in the automotive industry. Substantially all of our OEM automotive supply sales are to one customer in the United States.

     Our shares currently are listed on the NASDAQ Small Cap Market under the symbol "STCR."

                                  RISK FACTORS

     An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should carefully consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole.

Our operations could be adversely affected by unforeseen general operating contingencies.

     We may not be able to attract and retain employees with sufficient skills to conduct our operations efficiently and may from time to time be subject to work slow-downs or stoppages. We may also be adversely affected by delay or unavailability of supply of numerous component parts. We will not always be able to satisfy our capital requirements with internally generated funds and from time to time, need to rely on bank financing and other third party capital resources. There is no assurance that such resources will always be available to us. There likewise is no assurance as to the terms that will apply to any financing we may obtain in the future or to our ability to continue to comply with such terms over time.


Potential future business acquisitions could disrupt our business or prove to be unprofitable.

     We may be engaged in negotiations from time to time regarding prospective acquisitions of related businesses. Such acquisitions could be material to our operations and, if effected, could have a material effect on our financial condition or results of operations. There is no assurance as to when or whether we will be able to effect acquisitions, whether we will be able to generate requisite funding to effect such acquisitions, or as to the terms on which such acquisitions may be effected. We may have less experience manufacturing and marketing the products of a company we may acquire than we have in our current business. There is no assurance that such new acquisitions will be profitable.

Reduced gasoline availability and/or higher interest rates could adversely affect the demand for our products.

     A significant increase in the price of gasoline could reduce demand for our products because it would increase the cost of operating these products. Because many consumers finance their purchase of vehicles, the availability of financing and level of interest rates can affect a consumer's purchasing decision. A decline in general economic conditions or consumer confidence can be expected to affect our sales adversely.

The success of our business depends to a significant extent upon our OEM automotive supply sales to General Motors.

     All of our OEM automotive supply sales in 2003, 2002, and 2001 were to General Motors. To continue to compete effectively for GM's business we must continue to satisfy GM's pricing, service, technology and increasingly stringent quality and reliability requirements. While we intend to focus on retaining and winning GM's business, we cannot assure you that we will succeed in doing so. To the extent we do not maintain our existing level of business with GM, we will need to attract new customers. We cannot assure you that we will be successful in expanding our customer base. Our failure to do so could adversely affect our business. We operate under multiple long-term contracts with GM. Continued sales and growth of our business is subject to our ability to continue satisfactorily to perform and to obtain such contracts over time. Our failure to do so could adversely affect our business.

The cyclical nature of automotive production and sales, particularly GM's, could adversely affect our business.

     Our OEM automotive supply sales are directly impacted by the size of the automotive industry and GM's market share, particularly in the market for pick-up trucks and sport utility vehicles. Automobile production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences. In addition, automotive production can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. Further, GM periodically reduces production or closes plants for several months for model changeovers. During the fourth quarter of fiscal year 2000, one of our two manufacturing facilities was substantially shut down as a result of GM's model changeover. This adversely affected our fourth quarter results. The shut down continued through the second quarter of fiscal 2001. A decline in sales in the automotive market or in GM's automotive sales, or production cutbacks and plant shut downs for model changeovers by GM, could have an adverse impact on our sales and profits.

New regulations or failing to comply with applicable regulations could adversely affect our results of operations.

     We are subject to various foreign, Federal, state and local regulations. We must comply with certain Federal and state regulations relating to the disposition of hazardous wastes generated in our production processes. Our failure to comply with applicable regulations or changes in current regulations, including the adoption of new safety or environmental standards, could materially adversely affect our results of operations.

Competition may limit our growth and profitability.

     The OEM automotive supply business is highly competitive, with several large companies and units of major vehicle manufacturers competing in this market. We principally compete for business at the beginning of the sourcing process for vehicle models that vehicle manufacturers plan to introduce to the market in later years and upon redesign of existing vehicle models. Vehicle manufacturers rigorously evaluate suppliers on the basis of product quality, price, reliability, timeliness of delivery, technical expertise and customer service. There is no assurance we will be able to maintain our current competitive position in this market. Our future growth and productivity could be adversely affected if we are unable to successfully compete in the future.

Potential product liability claims could adversely affect our profitability.

     Like other automotive suppliers, we may be subject to claims that our products caused or contributed to damage or injury sustained in vehicle accidents or may be required to recall products deemed unsafe. Any such claims in excess of our insurance coverage or material product recall expenses could adversely affect our financial condition and results of operations.


Voting control by management and anti-takeover provisions in our articles of incorporation could impede potential takeovers.

     Our directors and executive officers collectively control 58.9% of the shares of common stock. The voting power of their shares will likely enable them, acting together, to determine the outcome of elections of directors and other matters submitted for shareholder consideration. Our articles of incorporation contain certain provisions which could be an impediment to a non-negotiated change in control, including provisions for the issuance of series of preferred stock with preferences determined by our Board of Directors without obtaining shareholder approval thereof. The Board of Directors is separated into three classes, serving staggered three-year terms. Such staggered terms could have the effect of delaying a change in a majority of the directors for up to two years, even if holders of a majority of the outstanding shares of common stock desired such a change. Further, Indiana law contains provisions that restrict the acquisition of control of us. These provisions, along with the effective voting control of our management, could impede potential merger transactions or block changes to our articles of incorporation, which could adversely affect the trading price of our stock.

We have never paid cash dividends on our common stock and do not intend to do so in the near future.

     We have not paid cash dividends on our common stock in the past and do not intend to pay any cash dividends to shareholders in the foreseeable future. We intend to retain earnings, if any, for use in the operation and expansion of our business. Any investor who purchases our common stock should not anticipate receiving any cash dividends on the common stock at any time in the foreseeable future. Payment of dividends is within the discretion of our Board of Directors and will depend, among other things, upon earnings, capital requirements, any financing agreement covenants and the financial condition of the Company.

Our Shareholder Rights Plan may make potential tender offers or takeover attempts more difficult.

     In August 1997, we adopted a Shareholder Rights Plan issuing one right for each outstanding share of common stock. Each right entitles the registered holder to purchase from us one share of common stock at $15 per share, subject to adjustment. The rights become exercisable if a person or group (other than certain related persons) acquires or announces a tender offer for prescribed percentages of our shares common stock or is declared an "adverse person" by our Board of Directors. In these events, each right holder may purchase shares of common stock with a value equal to twice the exercise price. Furthermore, if we engage in certain mergers or similar business combinations, a right holder may purchase shares of the acquiring company with a value of two times the purchase price of the right. The rights expire on August 12, 2007. These provisions could may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt which our management opposes. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders.

                              SELLING SHAREHOLDERS

     In January, 2004, we issued 3,727,500 (post-dividend) shares of common stock in a private placement of securities in connection with the merger of Wheel to Wheel, which owned the other 50% of our joint venture subsidiaries Tecstar, LLC and Tecstar Manufaturing Canada Limited, with and into a wholly owned subsidiary of Starcraft. Pursuant to the Merger Agreement, dated October 29, 2003 (the "Merger Agreement"), we agreed to use our best efforts to file two separate registration statements--an initial registration statement to allow for the public resale of an aggregate of 800,944 shares of the common stock issued in the merger and a second registration statement to allow for the public resale of the remaining balance of the shares issued in the merger. We agreed to use our best efforts to cause the initial shelf registration statement to be declared effective on or before March 31, 2004, and the second registration statement to be declared effective by January 16, 2006.

     This prospectus covers the shares we agreed to register in the initial registration statement. Pursuant to the Merger Agreement, of the 840,989 total shares to be registered, 210,989 shares in the aggregate are being registered for the three former minority shareholders of Wheel to Wheel--Carol A. Enders, Anthony J. DiBiagio, and William E. Williams. 210,000 shares are being registered for each of the three former key executives of Wheel to Wheel--Jeffrey P. Beitzel, Douglass C. Goad, and Richard C. Anderson. The Merger Agreement, however, provides that each of Mr. Beitzel, Mr. Goad and Mr. Anderson may not sell more than 105,000 shares being registered without the consent of Starcraft prior to January 16, 2005. The issuance of shares in the merger was exempt from the registration requirements of the Securities Act under Section 4(2) as a private placement.

     Each of the selling shareholders may be deemed to be an "underwriter" of our securities for purposes of the Securities Act. Each of the selling shareholders may sell from time to time the shares of common stock for his or her own account in the open market at then-prevailing prices or in individually negotiated transactions at prices to be agreed upon. We will bear our legal and accounting fees and expenses in connection with the registration of the securities under the Securities Act and in preparing this prospectus, and the selling shareholders will pay, pro rata, any registration or filing fees, underwriting fees, discounts or commissions attributable to the sales of their shares.

     The following table sets forth certain information regarding the beneficial ownership of common stock by the selling shareholders as of January 30, 2004, and the number of shares being offered by this prospectus.


                                                                                                          Percentage
                                                                                                        of Outstanding
Name & Title                    Number of Shares                                                        Shares After
                                   Beneficially     Shares Covered By   Number of Shares Beneficially     This Offer
                                       Owned           This Reoffer         Owned After Offering         Presuming all
                                     Prior to           Prospectus                Presuming             Shares Covered
                                    Offering(1)                          All Shares Covered Are Sold       are Sold
-------------------------------- ------------------ ------------------- ------------------------------ ------------------
Jeffrey P. Beitzel (3)            1,133,097             210,000                        923,097             10.43%
Director & Co-Chief Executive
Officer

Douglass C. Goad                  1,172,174             210,000                        962,174             10.87%
Director & Executive Vice
President (Operations)

Richard C. Anderson               1,172,174             210,000                        962,174             10.87%
Director & Executive Vice
President (Engineering)

Carol A. Enders (2)                 105,495             105,495                              0                 --

William E. Williams (2)              52,747              52,747                              0                 --

Anthony J. DiBiagio (2)              52,747              52,747                              0                 --
-------------------------------- ------------------ ------------------- ------------------------------ ------------------
Total                             3,688,434             840,989                      2,847,445             32.16%

-------------------------

     (1) Based upon information furnished by the respective selling shareholders. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic interest with respect to the shares. Includes shares beneficially owned by members of the immediate families of the selling shareholders residing in their homes and also includes options that are exercisable within the next 60 days.

     (2) Shareholder does not have and has not had any material relationship with Starcraft or its predecessors for the last three years except as a result of the ownership of shares in Wheel to Wheel and Starcraft.

     (3) Excludes 39,073 shares held by an independent trustee for the benefit of members of Mr. Beitzel's immediate family.

     The selling shareholders have indicated that at the date of this prospectus they have no present plans to sell all of the shares or any substantial block of the shares covered by this prospectus in a single transaction or series of related transactions. Each shareholder may determine to sell any or all of his or her shares covered by this prospectus from time to time as such shareholder deems necessary or appropriate to provide for such shareholder's own financial, estate or retirement planning, investment diversification or liquidity needs, including for payment of tax liabilities.

                              PLAN OF DISTRIBUTION

     The selling shareholders expect to sell their shares in privately negotiated transactions or to employ brokers or dealers in order to sell the shares of common stock in the open market. Brokers or dealers will receive commissions or discounts from the selling shareholders or from purchasers in amounts to be negotiated immediately prior to the sale, which commissions and discounts are not expected to deviate from usual and customary brokers' commissions. There is no assurance that selling shareholders will offer for sale or sell any or all of the shares of common stock covered by this prospectus. We will bear our legal and accounting fees and expenses in connection with the registration of the securities under the Securities Act and in preparing this prospectus, and the selling shareholders will pay, pro rata, any registration or filing fees, underwriting fees, discounts or commissions attributable to the sales of their shares.

     We will not permit a selling shareholder to transfer shares of our common stock unless we determine that we may do so in compliance with state securities laws to which such transfer or issuance may be subject and any contractual restrictions. We may agree to waive such contractual restrictions. To the extent any state laws require, transactions may be required to be effected only through state registered broker-dealers.

     This prospectus does not constitute an offer to sell or the solicitation of an offer to buy the shares of our common stock described herein in any state where the offer or sale is not permitted. We are not obligated to register the shares of our common stock for sale in any state, and we do not presently intend to register such securities for offer and sale in any state.

     In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The shares covered by this prospectus may also be registered pursuant to a separate registration in the event of the registration by the company of an underwritten public offering in which the selling shareholder are permitted to participate.

                            DESCRIPTION OF SECURITIES

     We have the authority to issue 20,000,000 shares of common stock. As of February 13, 2004, there were 8,431,127 (approximately 8,852,683 post-dividend) shares of our common stock issued and outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of shares of common stock have no cumulative, conversion, preemptive, dividend or other subscription rights, and there are no redemption provisions applicable to the common stock.

     In August 1997, we adopted a shareholder rights plan pursuant to which we issued one right for each outstanding share of our common stock. Each right entitles the registered holder to purchase from us one share of our common stock at $15 per share, subject to adjustment. The rights become exercisable if a person or group (other than certain related persons) acquires or announces a tender offer for prescribed percentages of our shares of common stock or is declared an "adverse person" by our board of directors. In these events, each right holder may purchase shares of our common stock with a value equal to twice the exercise price. Furthermore, if we engage in certain mergers or similar business combinations, a right holder may purchase shares of the acquiring company with a value of two times the purchase price of the right. The rights expire on August 12, 2007. These provisions could make it difficult and expensive to pursue a tender offer, change in control or takeover attempt which our management opposes.

                                  LEGAL MATTERS

     Barnes & Thornburg has issued us an opinion that the shares of common stock offered in this offering currently outstanding have been validly issued and are fully paid and non-assessable.

                              AVAILABLE INFORMATION

     We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any documents filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov.

     We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, DC, as well as through the SEC's Internet site.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" into this prospectus information we have previously filed with it. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:

     1. Our Annual Report on Form 10-K for the fiscal year ended September 28, 2003.

     2. Our Quarterly Report on Form 10-Q for the three-month period ended December 28, 2003.

     3.   Our Current Report on Form 8-K filed with the SEC on January 20, 2004.

     4. All reports filed by us with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year ended September 28, 2003.

     5. The description and specimen certificate of our common stock contained in our registration statement under the 1934 Act, including any amendment or report filed for the purpose of updating such description.



     All documents and reports that we file with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of securities described herein shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from by contacting:

                                    Secretary
                              Starcraft Corporation
                            1123 South Indiana Avenue
                              Goshen, Indiana 46526
                                 (574) 534-7827

                           FORWARD-LOOKING STATEMENTS

     Certain matters discussed in this prospectus are "forward-looking statements" intended to qualify for the safe harbors from liability established in Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified as such because the context of the statement will include words such as we "believe, " "anticipate," "expect" or word of similar import. Similarly, statement that describe our future plans, objectives or goals are also forward-looking statements. Such statement may address domestic and international market and economic trends, Starcraft's products and marketing plans, anticipated capital expenditures, the adequacy of capital resources, expectations regarding revenues, profitability, other performance measures and other matters. All such forward-looking statement are subject to a number of material factors which could cause the statement or projections contained therein to be materially inaccurate. Such factors are described in Starcraft's Form 10-K for the year ended September 28, 2003, under the subsection entitled "Discussion of Forward-Looking Information" which is incorporated herein by reference.

                                                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are the estimated expenses in connection with the with the distribution of the securities being registered:

     Securities and Exchange Commission registration fee          $ 1,529.04
     Legal fees                                                    15,000.00
     State "blue sky" fees and expenses                             2,500.00
     Accounting fees and expenses                                   2,500.00
     Printing expenses                                                500.00
                                                                  ----------
     Total                                                        $22,029.04

All expenses, except the SEC fees, are estimates.

We will bear our legal and accounting fees and expenses in connection with the registration of the securities under the Securities Act and in preparing this prospectus, and those selling shareholders will pay any registration or filing fees, underwriting fees, discounts or commissions attributable to the sales of their shares.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 10 of our Articles of Incorporation, pursuant to authority contained in the Indiana Business Corporation Law, provides for the indemnification of our officers and directors against expenses, judgments, settlements, penalties and fines that may be incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they are made parties if they acted in good faith and in a manner they reasonably believed, in the case of conduct in their official capacity, was in our best interest and, in all other cases, was not opposed to our best interests and, with respect to any criminal action or proceeding, they either had reasonable cause to believe their conduct was lawful or no reasonable cause to believe their conduct was unlawful. Such indemnification is required in cases where the directors or officers are successful, on the merits or otherwise, in the defense of any claim, issue or matter.

ITEM 16. EXHIBITS

The exhibits furnished with this Registration Statement are listed beginning on page E-l.

ITEM 17. UNDERTAKINGS

(1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the effective registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of rule 14a-3 or rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goshen, State of Indiana, on the day of February, 2004.


                                 STARCRAFT CORPORATION



                           By: /s/ Michael H. Schoeffler
                              --------------------------------------------------
                               Michael H. Schoeffler, Co-Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael H. Schoeffler and Joseph E. Katona, III, and each of them, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                                    Title                             Date
(1) Principal Executive Officers                             Director and Co-Chief Executive   )
                                                             Officer                           )
/s/ Michael H. Schoeffler                                                                      )
--------------------------------------------                                                   )
Michael H. Schoeffler                                                                          )
                                                             Director and Co-Chief Executive   )
/s/ Jeffrey P. Beitzel                                       Officer                           )
--------------------------------------------                                                   )
Jeffrey P. Beitzel                                                                             )
                                                                                               )
(2) Principal Financial and Accounting Officer               Secretary and Chief Financial     )
                                                             Officer                           )
/s/ Joseph E. Katona                                                                           )
--------------------------------------------                                                   )
Joseph E. Katona, III                                                                          )
                                                                                               )
(3) The Board of Directors                                   Director                          )
                                                                                               )
                                                                                               )
--------------------------------------------                                                   )
Kelly L. Rose                                                                                  )
                                                                                               ) February 27, 2004
                                                                                               )
--------------------------------------------                 Director                          )
David J. Matteson                                                                              )
                                                                                               )
/s/ Allen H. Neuharth                                                                          )
--------------------------------------------                 Director                          )
Allen H. Neuharth                                                                              )
                                                                                               )
                                                                                               )
--------------------------------------------                 Director                          )
John M. Collins                                                                                )
                                                                                               )
/s/ Michael J. Starshak                                                                        )
--------------------------------------------                 Director                          )
Michael J. Starshak                                                                            )
                                                                                               )
/s/ Douglass C. Goad                                                                           )
--------------------------------------------                 Director                          )
Douglass C. Goad                                                                               )
                                                                                               )
                                                                                               )
--------------------------------------------                 Director                          )
G. Raymond Stults                                                                              )
                                                                                               )
                                                                                               )
--------------------------------------------                 Director                          )
David L. Stewart                                                                               )
                                                                                               )
/s/ Richard C. Anderson                                                                        )
--------------------------------------------                 Director                          )
Richard C. Anderson

                                  EXHIBIT INDEX

Exhibit No.       Description


4.1 Article 6 - "Terms of Shares" and Article 9 - "Provisions for Certain Business Combinations" of the Registrant's Articles of Incorporation, as amended. Incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q for the fiscal quarter ending December 28, 2003.

4.2 Article III - "Shareholder Meetings", Article VI - "Certificates for Shares" and Article VII - "Corporate Books and Records - Section 3" of the Registrant's Code of By-Laws, as amended. Incorporated by reference to
     Exhibit 3.2 to the Registrant's Form 10-Q for the fiscal quarter ending December 28, 2003.

4.3 Rights Agreement, dated as of August 12, 1997, between Registrant and Harris Trust and Savings Bank, as Rights Agent. Incorporated by reference to the Registrant's 8-A filed September 9, 1997.

5 Opinion of Barnes & Thornburg regarding the legality of the securities being registered.*

23.1 Consent of Crowe Chizek and Company LLC

23.2 Consent of Barnes & Thornburg (included in Exhibit 5).*

24 Power of Attorney included in the signature page to this registration statement.


*To be filed by amendment